Exhibit 23.5

CONSENT OF QUALIFIED PERSON

The undersigned hereby consents to the use of the undersigned's name as having reviewed and approved the scientific and technical disclosure in relation to the Karlawinda Gold Project, Western Australia, Australia and the Caserones Mining Operation, Caserones Project, Atacama Region, Chile contained in this document, in each case, where used in, incorporated by reference in or summarized or contained in the exhibits filed with, the Registration Statement on Form S-8 of Elemental Royalty Corporation being filed with the United States Securities and Exchange Commission, and any amendments, supplements and/or prospectuses thereto.

/s/ Richard Evans

Name: Richard Evans

Date: June 5, 2026